UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CME GROUP INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following information was distributed or made available on or after March 6, 2014 by CME Group Inc. to its Class B-3 shareholders:

March 6, 2014

To:	Our Class B-3 Shareholders

Re:	Class B-3 Director Nominees

You were notified by memorandum dated February 13, 2014 of the nominations of directors to be elected by the Class B-3 shareholders. Please be advised that, in addition to the candidates noted in the previous correspondence, there are the following additional candidates who have petitioned to be included as an additional nominee for Class B-3 director.

Candidate

Robert J. Prosi

Steven E. Wollack

If you have any questions about the nomination or election process or the Annual Meeting, please feel free to call Meg Wright at (312) 930-3305. We look forward to seeing you at the Annual Meeting.

cc:	Board of Directors

*****

CME Group Inc. plans to file with the Securities and Exchange Commission and mail a proxy statement to our shareholders containing information about the company and certain proposals to be presented to a vote of shareholders at its 2014 Annual Meeting. Shareholders of CME Group Inc. should read the proxy statement carefully when it becomes available because it will contain important information about the proposals to be considered at the Annual Meeting, the persons soliciting proxies related to the proposals, their interests in the proposals and related matters.

Shareholders can obtain free copies of the proxy statement when it becomes available by contacting the Shareholder Relations and Member Services Department, CME Group Inc., 20 South Wacker Drive, Chicago, Illinois 60606. Shareholders will be able to obtain free copies of the proxy statement filed by CME Group Inc. with the Securities and Exchange Commission in connection with the Annual Meeting at the Securities and Exchange Commission’s Web site at www.sec.gov. In addition to the proxy statement, CME Group Inc. files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, which are also available at the Securities and Exchange Commission’s Web site at www.sec.gov.

CME Group Inc. and its directors, executive officers and certain members of management and other employees may be deemed to be participants in the solicitation of proxies of CME Group Inc.‘s shareholders to approve the proposals. These individuals may have interests in the proposals. A detailed list of the names, affiliations and interests of the participants in the solicitation will be contained in the proxy statement.